UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 26, 2019 (July 26, 2019)
________________________________
NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
_______________________________________________________________________

Virginia		1-8339	52-1188014
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

Three Commercial Place			757-	629-2680
Norfolk,	Virginia		(Registrant's telephone number, including area code)
23510-2191
(Address of principal executive offices, including zip code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01.    Other Events

On July 26, 2019, the Registrant furnished the 2018 Railway Operating Revenues Analysis for its revenue commodity groups (“Railway Operating Revenues Analysis”), attached hereto as Exhibit 99.1. As previously disclosed in the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2019, at the beginning of 2019, the Registrant re-categorized certain commodities within the Merchandise major commodity groups to better align with how it internally manages these commodities. The Railway Operating Revenues Analysis re-categorizes these commodities within Merchandise revenues for full year 2018 and each quarter therein to conform to the current categorization and for purposes of comparison of upcoming quarterly Merchandise revenue to the corresponding periods in 2018.

The re-categorization does not have any net impact on previously reported overall Merchandise revenues or total railway operating revenues for 2018.

The Railway Operating Revenues Analysis should be read in conjunction with the consolidated financial statements and notes thereto included in the Registrant’s latest Annual Report on Form
10-K and in subsequent Quarterly Reports on Form 10-Q.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	2018 Railway Operating Revenues Analysis

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

     /s/Virginia K. Fogg
Name:  Virginia K. Fogg
Title:  General Counsel

Date:  July 26, 2019